Exhibit 10.17
COLLATERAL ASSIGNMENT OF MEMBER INTEREST
(SANTA CRUZ WATER COMPANY, LLC)
          THIS COLLATERAL ASSIGNMENT OF MEMBER INTEREST (the “Assignment”) is made December 9, 2005, by and between GLOBAL WATER RESOURCES, LLC (“Assignor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Assignee”) (Assignor and Assignee, collectively, the “Parties”).
RECITALS:
          A. Assignee has extended a line of credit (the “Loan”) to Global Water Management, LLC, Assignor and Global Water Resources, Inc. (each individually and collectively, the “Borrower”), pursuant to that certain Amended and Restated Credit Agreement of even date herewith (the “Credit Agreement”) with the Loan evidenced by an Amended and Restated Revolving Line of Credit Note of even date herewith (the “Note”) in the original principal amount of Thirty-Five Million Dollars ($35,000,000.00). Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement.
          B. Assignor is the owner and holder of 100% of the Members’ interests in and to SANTA CRUZ WATER COMPANY, LLC (the “Company”) (the “Membership Interests”).
          C. Assignor has agreed to secure the payment and performance of the Loan by assigning to Assignee, as collateral security, the Membership Interests.
          D. Assignor acknowledges Assignee would not have made the Loan to Borrower but for the execution of this Agreement by Assignor.
          NOW, THEREFORE, in consideration of the Loan, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agreed as follows:
     1. Recitals. The foregoing recitals are approved and incorporated herein by reference as agreements of the Parties.
     2. Assignment. For the purpose of securing repayment of the Loan, and other amounts related thereto, including but not limited to interest, late charges, default interest, advances, costs, service charges, and attorneys’ fees, and all extensions and renewals thereof and modifications thereto, Assignor hereby assigns, transfers, and sets over to the Assignee for collateral purposes only all of its rights, powers, privileges, proceeds, distributions, and avails in the Membership Interests now or hereafter created or reserved.
     3. No Encumbrances/Certificates. Assignor represents and warrants to Assignee that (a) its Membership Interests is free and clear of all liens, and is not subject to any prior assignments and (b) its Membership Interests is not evidenced by any certificate or other instrument.
     4. Disbursements. Until and unless there has occurred a monetary default under the Loan, all monies payable to Assignor with respect to the Membership Interests shall be collected, held and disbursed by the Assignor. In the event Borrower is in monetary default under the Loan, Assignee may retain all such funds and apply same to the indebtedness secured hereby in such order and manner as Assignee shall determine in its sole discretion.
     5. THIS SECTION INTENTIONALLY DELETED.
     6. Appear and Defend. Assignor agrees to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Assignee hereunder, and to pay all costs and expenses of Assignee including the cost of evidence of title and reasonable attorneys’ fees, in any such action or proceeding in which Assignee may appear or be named, and in any suit brought by Assignee to foreclose this Assignment.
     7. Defaults and Remedies.
     a. Upon the occurrence of an Event of Default and during the continuation of such Event of Default, the Assignee may cause the transfer and register in its name or in the name of its designee the whole or any part of the Membership Interests, exercise any rights or powers with respect thereto, collect and receive all distributions made thereon, sell in one or more sales after ten (10) days notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice Assignor agrees is commercially reasonable), but without any previous notice or advertisement, the whole or any part of the Membership Interests and to otherwise act with respect to the Membership Interests as though the Assignee was the outright owner thereof. Assignor hereby irrevocably constitute and appoint the Assignee as the attorney-in-fact of Assignor, with full power of substitution, to sign any document or take any act in order to do so, provided, however, that the Assignee shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale shall be made at a public or private sale at the Assignee’s place of business, or elsewhere to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as the Assignee may deem fair, and the Assignee may be the purchaser of the whole or any part of the Membership Interests so sold and hold the same thereafter in its own right free from any claim of the Assignor. Each sale shall be made to the highest bidder, but the Assignee reserves the right to reject any and all bids at such sale that, in its absolute discretion, it shall deem inadequate. Any purchaser or any assignee of such purchaser of the Membership Interests, at such purchaser’s election, may become a substitute member. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of the Assignee.
     b. Assignor agrees that following the occurrence and during the continuance of an Event of Default, it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Assignment, or the absolute sale of the whole or any part of the Membership Interests or the possession thereof by any purchaser at any sale hereunder, and Assignor waives the benefit of all such laws to the extent Assignor lawfully may do so. If an Event of Default has occurred and is continuing, Assignor agrees that Assignor will not interfere with any right, power and remedy of the Assignee provided for in this Assignment or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Assignee of any one or more of such rights, powers or remedies. No failure or delay on the part of the Assignee to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Assignor by the Assignee with respect to any such remedies shall operate as a waiver thereof, or limit or impair the Assignee’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Assignor in any respect.
     c. Assignor further agrees that a breach of any of the covenants contained in this Section 7 will cause irreparable injury to the Assignee, that the Assignee has no adequate remedy at law in respect of such breach and, as a consequence, agree that each and every covenant contained in this Section 7 shall be specifically enforceable against Assignor and Assignor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Loan is not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.
     8. Irrevocable Assignment. This Assignment is irrevocable and shall remain effective with respect to Assignor until written approval of such revocation shall be furnished to the Assignor by Assignee.
     9. Uniform Commercial Code. In addition to the rights and remedies granted to Assignee hereunder or to which the Assignee may be entitled at law, in equity or by statute, to the extent that the interest conveyed hereby shall be deemed to be a security interest under the Uniform Commercial Code, Assignor shall be deemed to be the “debtor” and Assignee the “secured party,” and the security interest conveyed hereby shall be foreclosed pursuant to the terms, conditions, and provisions of the Uniform Commercial Code.
     10. No Further Encumbrance. Assignor herein covenants and agrees that its Membership Interests shall not be further encumbered (other than taxes and assessments) and/or conveyed, in any manner whatsoever, without Assignee’s express prior written consent.
     11. Assignor to Perform. Notwithstanding anything herein to the contrary, Assignee, by accepting this Assignment, shall not, except as otherwise herein may be specifically provided, be subject to any obligation, liability, or duty to perform any of the terms, covenants, provisions, conditions, or agreements made by Assignor with respect to the Membership Interests, but all thereof shall continue to rest upon, be kept and performed by Assignor as though this Assignment had not been made. Assignor shall make all contributions and pay all costs, claims and expenses arising directly or indirectly out of Assignor’s Membership Interests and shall indemnify and hold Assignee harmless therefrom.
     12. No Waiver or Discharge. Assignor shall not be discharged, and the security herein shall not be waived, or anyway affected or impaired, and the priority of Assignee’s liens hereunder shall in no way be affected or implied, by any extension of time, the making of additional advances or notes, any renewal or extension of the Loan, any modification to the terms of the Loan, any decrease or increase in the interest rate of the Loan, the taking of further security, releases of a part or all of the property securing the Loan, extinguishment or release of this Assignment as to all or any part of Assignee’s Membership Interests, or any other act except a release or discharge of this Assignment upon the full payment of the Loan secured by this Assignment.
     13. Release. Upon payment of the Loan in full and any further amounts due and owing to the Assignee under the provisions hereof, this Assignment shall become null and void and have no further force and effect.

     14. Construction. Wherever the context of this Assignment so requires, words used in the masculine gender include the feminine and neuter; the singular number includes the plural and plural the singular.
     15. General Provisions. Except to the extent inconsistent with the express language of the foregoing provisions of this Assignment, the following provisions shall govern the interpretation, application, construction and enforcement of this Assignment.
     a. Notices. Any notice to a Party under this Assignment shall be in writing and shall be effective on the earlier of (i) the date when received by such Party, or (ii) the date which is five (5) days after mailing (postage prepaid) by certified or registered mail, return receipt requested, addressed to such Party c/o Borrower at Borrower’s address for notices as referenced in the Credit Agreement, or to such other address as shall have previously been specified in writing by such Party to all Parties.
     b. Severability. If any provision of this Assignment is declared void or unenforceable, such provision shall be deemed severed from this Assignment, which shall otherwise remain in full force and effect.
     c. Additional Acts and Documents. Each Party agrees to do all such things and take all such actions, and to make, execute and deliver such other documents and instruments, as shall be reasonably requested to carry out the provisions, intent and purpose of this Assignment including, but not limited to, any further acts required by Arizona Administrative Code R14-2-803 and other similar laws, rules, statutes and codes related to Assignee’s exercise of its remedies.
     d. Authority. Each Party represents and warrants to each other Party that this Assignment has been duly authorized by all necessary action and that this Assignment constitutes and will constitute a binding obligation of each such Party.
     e. Principal Residence/Place of Registration. Each Assignor represents and warrants that if such Assignor is a person, Assignor’s principal residence is in the state of Arizona and if such Assignor is a registered organization, Assignor is registered in the State of Arizona.
     f. Attorneys’ Fees. In the event suit is brought (or arbitration instituted) or an attorney is required by any Party to this Assignment to enforce the terms of this Assignment or to collect for the breach hereof or for the interpretation of any provision herein in dispute, or in connection with any bankruptcy proceedings, the prevailing Party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorneys’ fees, court costs, costs of investigation and other related expenses incurred in connection therewith.
     g. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the Parties, and their respective successors in interest and assigns, but in no event shall any Party be relieved of its obligations hereunder without the express written consent of each other Party.
     h. Counterparts. This Assignment may be executed in any number of counterparts, all such counterparts shall be deemed to constitute one and the same instrument, and each of said counterparts shall be deemed an original.

     i. Time. Time is of the essence of this Assignment and each and every provision hereof. Any extension of time granted for the performance of any duty under this Assignment shall not be considered an extension of time for the performance of any other duty under this Assignment.
     j. Waiver. Failure of any Party to exercise any right or option arising out of a breach of this Assignment shall not be deemed a waiver of any right or option with respect to any subsequent or different breach, or the continuance of any existing breach.
     k. Governing Law. This Assignment shall be deemed to be made under, and shall be construed in accordance with and shall be governed by, the laws of the State of Arizona.
     l. Exhibits. Any exhibit attached hereto shall be deemed to have been incorporated herein by this reference, with the same force and effect as if fully set forth in the body hereof.
          IN WITNESS WHEREOF, Assignor hereby sets its hand on the day and year first above written.

ASSIGNOR: GLOBAL WATER RESOURCES, LLC, a Delaware limited liability company
By:	/s/ William S. Levine
William S. Levine, Manager

ACKNOWLEDGMENT, ACCEPTANCE AND APPROVAL
          SANTA CRUZ WATER COMPANY, LLC (the “Company”), hereby acknowledges, accepts and approves the assignment of Members’ interest in the Company and of all rights to receive distributions of cash payable by the Company to the Members, and hereby agrees that, upon and following notice from Assignee that an Event of Default has occurred, it shall pay directly to WELLS FARGO BANK NATIONAL ASSOCIATION, as Assignee in the above and foregoing Collateral Assignment of Member Interest, any and all sums due or payable to the Members or any of them until it shall receive notice from Assignee either (i) to discontinue direct payments, or (ii) that all sums under the Note and the Loan Documents shall be fully paid.
          IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 9th day of December, 2005.

SANTA CRUZ WATER COMPANY, LLC, a Delaware limited liability company
By:	/s/ Trevor Hill
Trevor Hill, Manager